Exhibit 10.4
AMENDMENT NO. 1
TO THE EXECUTIVE EMPLOYMENT AGREEMENT OF
JAMES S. HAMMAN, JR.
AMENDMENT NO. 1, dated as of June 1, 2007 (“Amendment No. 1”), to the Executive Employment Agreement of James S. Hamman, Jr. dated as of October 26, 2004 (the “Agreement”), by and among Calamos Asset Management, Inc., a Delaware Corporation, Calamos Advisors LLC., a Delaware Limited Liability Company, and James S. Hamman, Jr., an individual.
WHEREAS, pursuant to Section 14 of the Agreement, the parties hereto desire to amend the terms of the Agreement to reflect a certain revision.
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.	Amendment. Section 4(c)(i)(B)(2) of the Agreement is hereby amended to provide as follows: “any material adverse change in the status, position or responsibilities of Executive, including a change in Executive’s reporting relationship;”.

2.	Reaffirmation. In all other respects the Agreement remains the same and in full force and effect.

3.	Effective Date. This Amendment No. 1 shall become effective as of the date first written above (the “Effective Date”). On and after the Effective Date of this Amendment No. 1, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment No. 1.

4.	Governing Law. The validity and construction of this Amendment No. 1 shall be determined and governed in all respects by the laws of the State of Illinois without regard to conflict of laws principles.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the day and year first written above.

CALAMOS ASSET MANAGEMENT, INC.		JAMES S. HAMMAN, JR.

By: Its:	/s/ John P. Calamos, Sr. Chairman, CEO & Co-CIO	/s/ James S. Hamman, Jr.

CALAMOS ADVISORS LLC

By: Its:	/s/ Patrick H. Dudasik EVP, COO, CFO & Treasurer